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              LIAONING PUBLISHING GROUP OF COMPANIES
                         QINNET.COM, INC.

                            CONTRACT
                               FOR
              ESTABLISHMENT OF JOINT VENTURE COMPANY
                 LIAONING QINNET E-BOOKS CO., LTD.

                         TABLE OF CONTENT

Chapter 1   General
Chapter 2   Definitions and Interpretations
Chapter 3   Parties of the Contract
Chapter 4   Business Objectives, Scope and Scale
Chapter 5   Total Investment and Registered Capital
Chapter 6   Responsibilities of Parties
Chapter 7   Purchase, Production and Sales
Chapter 8   Board of Directors
Chapter 9   Labor Management
Chapter 10  Finance, Tax and Dividends
Chapter 11  Expiry of the Contract
Chapter 12  Union and Insurance
Chapter 13  Amendments, Changes and Termination of the Contract
Chapter 14  Disputes and Arbitration
Chapter 15  Effectiveness of the Contract and Other Documents
Appendix:   Required Files for the Incorporation of Joint Venture

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              CHAPTER 1:    GENERAL PRINCIPLES

Article 1 According to the Letter of Intent signed by Liaoning Publishing Group of Companies (LPG), China and Qinnet.Com, Inc., USA, and the Enterprise Laws and other relevant regulations of the People's Repbulic of China for Sino-Foreign Joint Venture Companies, and based on principles of equality and mutual benefits, the two parties agree to sign this contract, so as to develop high-tech business, and employ modern Internet technology to develop hardware and software technologies for electronic books and electronic commerce in China.


          CHAPTER 2:    DEFINITIONS AND EXPLANATIONS

Article 2 Unless otherwise with separate descriptions in this contract, the following terms are defined as:

1. "Party A":                    Liaoning Publishing Group of Companies ("LPG")
2. "Party B":                    Qinnet.Com, Inc. ("Qinnet")
3. "One Party":                  Party A or Party B
4. "Two Parties":                Party A and Party B
5. "Joint Venture":              The joint venture company which is
                                 established by the two parties according to
                                 the relevant Chinese laws
6. "Contract and this Contract": Contract and its appendices between the two parties
7. "Approval Organization":      Industrial and Commerce Bureau of
                                 Shenyang Nanhu High-Tech Industrial District.
8. "Effective Date":             The date on which this contract is
                                 approved and issued the business license by
                                 the government organizations
9. "Articles of Association":    Articles of the joint venture company
10. "RMB":                       Legal currency of the People's Republic
                                 of China
11. "USD or US$"                 Legal currency of the United States
                                 of America
12. "Products and Services":     Internet products, value-added products
                                 and services provided by the joint venture
                                 according to this contract
13. "Force Majeure":             Any of the following disasters:  war,
                                 earthquake, typhoon, flood, fire and other unforeseeable and inevitable external forces which are beyond protections and avoidance


                    CHAPTER 3:  TWO PARTIES

Article 3   The two parties of the joint venture are:

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Party A:                Liaoning Publishing Group of Companies
                        that has rights to conduct publishing
                        business in China
Legal representative:   Ren Huiying
Corporate address:      24-11th Wei Road, Shenyang, Liaoning 110003, China

Party B:                Qinnet.Com, Inc. that is a public company
                        listed on the Nasdaq in the United States
                        of America
Legal representative:   Weiguo Lang
Corporate Address:      6th Floor, 450 North Brand Blvd., Glendale,
                        California  910203  USA

Article 4 The two parties agree to form a joint venture company in Shenyang, China (the "JV") in accordance with the Enterprise
Laws of the People's Republic of China, and other relevant laws and regulations of China.

Article 5   The Chinese name of the JV is Liaoning Qinnet E-book
Technologies Ltd.

Article 6 All the business conducts of the JV shall follow the laws and regulations of the People's Republic of China and the relevant regulations of the local government.

Article 7 The JV is a limited liability company. Each of the two parties of the JV shall bear its own credit rights and limited liabilities of the JV according to terms and conditions of the cooperation. The two parties share profits and bear risks and losses according to the contract.


      CHAPTER 4    BUSINESS AIM, SCOPE AND SCALE OF THE JV

Article 8 The aim of the cooperation is to utilize capitals, technologies, publishing resources and international connection resources of the two parties to conduct economic cooperation, technology exchange; to develop electronic-book software and produce and sell electronic reader as well as after-sale services.


      CHAPTER 5    TOTAL INVESTMENT AND REGISTERED CAPITAL

Article 9	The total investment and the registered capital of the
JV is US$5,000,000. Party A shall invest the amount of RMB which shall be equal to US$2,000,000 and own 40% equity interests in the JV. Party B shall invest US$3,000, 000 and own 60% equity interests in the JV. The two parties can increase the investment and the registered capital according to electronic publishing business and related Internet technology services capacity and future development of the JV.

Article 10	The two parties shall invest their capital according to
their equity ratios.

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Article 11   The JV shall reserve rights to go public on stock
markets independently in China and abroad when it is mature.

Article 12 The difference between the total investment and the registered capital shall be compensated by the two parties. It can be resolved using bank loans or reinvestments.

Article 13 For sales or transfers of the registered equity, if one party is to transfer its equity shares in the JV, it must be agreed by the other party. The other party has the first right of refusal to purchase the shares. If the other party disagrees to transfer, it should acquire the shares.

Article 14 The two parties shall consult to distribute profits to management of the JV according to the JV's business operation.


          CHAPTER 6    RESPONSIBILITIES OF THE TWO PARTIES

Article 15   The two parties shall jointly share responsibilites of the JV.

Party A:
1. to assist in completing the project application and approval, Internet operating license, and registration, business license and duty registration of the JV.
2. to establish relationships between the JV and local government and organizations concerned, and try to obtain incentive policies of Liaoning Provincial Government.
3. to timely provide network equipments, book copyrights and required capital according to the Articles 9 and 10 of this Contract.

Party B:
1.       to timely provide the JV with required capital according to
         Article 9 of this Contract.
2. to assist the JV in purchases of required equipments, hardware and software, and responsible for relevant legal reliabilities.
3. to provide the JV with advance international electronic editing and Internet technologies and modern management method in order to ensure implementations of quality Internet services and technologies.
4.       to assist the JV with other consigned matters.


            CHAPTER 7    PURCHASE, PRODUCTION AND SALES

Article 16 Under the same conditions, the JV shall consider with the priority purchasing required equipment, hardware and software, technologies and office equipment, etc. inside of China.

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Article 17   The JV's electronic editing and electronic books and
the Internet products and services can establish website mirrors for users outside China.


                   CHAPTER 8    BOARD OF DIRECTORS

Article 18 The Board of Directors of the JV shall be formed when the JV is officially approved and the registration becomes effective.

Article 19 The Board of Directors is formed with 7 members, among whom 3 are designated by Party A and 4 by Party B. The Chairman shall be appointed by Party B and the Vice Chairman shall be appointed by Party A. Each term of the directorship is 4 years and renewable. The two parties shall have rights to replace their own directors.

Article 20 The Board of Directors is the highest operational authority and shall make decisions for all the major policies of the JV. The following important matters shall resolved by all the directors anonymously:

1.    Amendment to the Articles of Association;
2. Increase and/or decrease of each party's equity investment in the JV;
3.    Early termination of the JV prior to the expiration.

Other unmentioned issues above can be resolved with simple majority procedure. The minority is subordinate to the majority.

Article 21 The Board of Directors shall hold at least a meeting once a year. The Chairman shall call on and chair the meeting. If more than one-third directors put forward a proposal, the Chairman should call an extraordinary board meeting. The Chairman is the legal representative of the JV. If the Chairman cannot fulfill the duties for reasons, he or she can temporarily appoint another director as the legal representative.

Article 22.  General Manager and Deputy General Manager of the
JV shall be appointed and approved by the Board of Directors.
The service term is four years. They can be reappointed or dismissed before the term end.

Article 23. General Manager is responsible for the Board of Directors; executes resolutions of the Board; and carries out the JV's daily operation. Vice General Manager assists in the General Manager work. Division managers shall be hired with approvals of management meetings of the JV. All division managers shall be responsible for the General Manager. Financial controller of the JV shall be recommend by Party B, and responsible for financial work of the JV. The Board of Directors decides to hire and/or dismiss the financial controller.

Article 24.  In the event that the General Manager or the Vice
General Manager pursues their own personal benefits and is found to take bribes or neglect their duties,

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they can be dismissed by the Board of Directors at any time, and shall bear liabilities accordingly.


                CHAPTER 9    MANAGEMENT OF EMPLOYEE

Article 25 According to the Labor Laws and the Enterprise Laws of the People's Republic of China, the Board of Directors of the JV is responsible for stipulating rules for employee hiring, dismissal, salary, labor insurance, benefits, reward and punishment. The signed labor contract shall be submitted to the local labor department for filing.

Article 26 The Board of Directors decides salaries, benefits and travel allowance for senior management. Salary scales for employees shall be determined at General Manager's office meetings.


         CHAPTER 10    FINANCE, TAX AND DIVIDENDS DISTRIBUTION

Article 27 The JV shall pay taxes according to the Chinese laws and regulations, and in the meantime, enjoy various incentive policies of Liaoning Province and Shenyang City.

Article 28 All employees of the JV shall pay personal income taxes according to the personal income tax laws of the People's
Republic of China.

Article 29 The JV shall establish Reserve Fund, Enterprise Development Fund and Workers' Benefits and Reward Fund. These three funds shall be equal to 10% of net profit of the JV in the first year. After the second year, this ratio shall be determined by the Board of Directors according to situations of the JV's business operation. After deducting the above funds, the net profit shall be distributed as follows:

Party A:       40%;        Party B:     60%
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Article 30  The JV shall establish a complete financial controlling system and accounting books in accordance with the relevant
Chinese laws and the US GAAP standard. All the accounts, invoices, receipts and account books shall be written in Chinese. The financial reports can be written in Chinese and English, and shall be submitted to the relevant authorities according to the regulations of the financial and tax departments.

Article 31 Financials of the JV shall be audited by legally registered and internationally reputable professional accounting firms. The auditing report shall be submitted to the Board of Directors.

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              CHAPTER 11    EXPIRY OF THE COOPERATION

Article 32 The expiry of the cooperation is 20 years after the JV is approved to establish and it can be extended upon the two parties agreement and approval by the local government.

Article 33 The key objective in the first stage of the JV operation is to construct online publishing website to accomplish the digital publishing.

Article 44 After successfully completing the first stage operation, the JV shall enter into the second stage where the JV shall expand its business scale, develop electronic book readers and print-on-demand business.

Article 45 The key objective of the second stage is to expand business cooperation with domestic publishers and other medias to make broader markets available for the electronic book readers and to produce them locally.


              CHAPTER 12    TRADE UNION AND INSURANCE

Article 36 Employees of the JV can establish a trade union according to the laws and organize sport and entertainment activities as well as protect the legal benefits of the employees. The JV shall provide the union's activities with necessary conditions.

Article 37 The JV shall purchase necessary insurance to ensure normal business conducts of the JV.


      CHAPTER 13  AMENDMENTS, CHANGES AND TERMINATION OF THE CONTRACT

Article 38 Amendments of the contract and its appendices must be made with written agreement between the two parties. The amended agreement shall be submitted to the original contract approval organization. The amended contract will become effective after it is approved by the original approval organization.

Article 39 In the event that the contract cannot be executed because of Force Majeure, the party that is sustained the Force Majeure should inform the other party in writing immediately with specific descriptions of the Force Majeure and legitimate documents that describe why the contract cannot be executed within fifteen days in order to justify reasons why the contract is wholly unexecutable or partially unexecutable, or can be executed with delay. The documents must be issued by a local notary public firm. The two parties shall discuss to determine whether to cease the contract and exempt from some of the obligations or extension of the execution. In the event that the JV consecutively and severely loses in business for so many years that the JV cannot be continued to operate, the contract can be ceased before the expiry

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day, or ceased the contract upon anonymous government.  When the JV ceases the contract before the expiration, it shall go through legal liquidation procedures. After the liquidation, the two parties shall divide remaining assets on a basis of the equity holding ratio.

Article 40 In the event that one party breaches the contract and causes the JV cannot continue its business operation, or cannot fulfill the business objectives or obligations as described in terms and conditions of the contract, or seriously violates the contract and the stipulations, the breaching party shall be regarded as illegal cease of the contract. The other party shall not only have rights to take legal actions against the breaching party, but also have rights to terminate the contract based on
Article 36 of the contract.


              CHAPTER 14    DISPUTES AND ARBITRATION

Article 41 In the event that the two parties have disputes during the period of the contract's execution, the two parties should resolve the disputes through negotiations and intermediary. In case that disputes cannot be resolved through negotiations and intermediary, the two parties shall submit the disputes to relevant organizations for arbitration. During the arbitration, the contract shall continuously be executed except those parts that are being arbitrated.

Article 42 In the event that any of the two parties cannot execute the obligations stipulated in Chapter 5 of the contract, or cannot fulfill the obligations stipulated in the contract 3 months over the deadline, this party shall not only liable for payment of its investment but also payment of 3% overdue penalty. In the event that any of the two parties cannot fulfill the obligations 6 months over the deadline, the other party shall have rights to terminate the contract and take legal actions against the breaching party for bearing liabilities for breaching the contract.

Article 43 In the event that the contract cannot be executed or partially cannot be executed because of the both parties' liabilities, the two parties shall bear each of their liabilities for breaching the contract.


   CHAPTER 15  EFFECTIVENESS OF THE CONTRACT AND OTHER DOCUMENTS

Article 44 The contract and its appendices shall become effective after approval by the relevant Chinese authority concerned.
After the contract becomes effective, in the event of any inconsistence between the contract and the original letter of intent for the cooperation, the contract shall prevail.

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Article 45  The content, effectiveness, explanations, execution and settlement of any dispute of this contract shall be in accordance with the laws of People's Republic of China.

Article 46 The two parties shall inform each other by fax. The date of the fax transmitted shall be regarded as the date of the fax arrival. The addresses of the two parties listed in the contract shall be the addresses for communications.

Article 47  This contract is written in both Chinese and English.
These two languages in the contract shall have equal legal binding forces. In the event of any inconsistence between these two language texts, the Chinese language text shall be prevail.


                    CHAPTER 16    APPENDICES

1.    Copies of the two parties' business licenses;
2. Copies of the identification or passport of the two signatories;
3.    Letter of Authorization for the two signatories.

Representative of Party A:                Representative of party B:
Huiying Ren                               Weiguo Lang

Signature:	/s/ Huiying Ren               Signature: /s/ Weiguo Lang

Liaoning Publishing Group of Companies    Qinnet.Com, Inc.
The People's Republic of China            The United States of America


                           August 18, 2000

                        (NO TEXT IN THIS PAGE)


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